UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

EMPORIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-27675	86-0914695
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

First Floor, The Old Vicarage, 26 Church Street, Uttoxeter, England ST14 8AA
(Address of principal executive offices)

Registrant’s telephone number, including area code:	44 7971 905876

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 12, 2008 Mr. Thomas Harry Adams resigned as the President and Chief Executive Officer of Emporia, Inc. (the “Company”).  Mr. Adams has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr.  Adams will continue to serve on the Company’s Board of Directors and was appointed to serve as the Company’s Chief Operating Officer.

As of December 12, 2008, we appointed Adrian Gleave as a member of our Board of Directors. Mr. Gleave was also appointed to serve as the Company’s President and Chief Executive Officer.

 Item 7.01  Regulation FD Disclosure

On December 12, 2008 the Company filed a press release to announce that on December 12, 2008 a new Director was appointed to its Board of Directors and that in addition to being appointed as a Director, Mr. Adrian Gleave has been appointed in replacement of Mr. Thomas Harry Adams who resigned as the Company’s President and Chief Executive Officer on December 12, 2008, but who remains as an Officer and Director of the Company.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description of Exhibits
99.1	Press Release dated December 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPORIA, INC.

Date: December 12, 2008	By:	/s/ Adrian Gleave
Adrian Gleave President & Chief Executive Officer